UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2025

CNL Healthcare Properties, Inc.

(Exact name of Registrant as Specified in its Charter)

Maryland	000-54685	27-2876363
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

CNL Center at City Commons
450 South Orange Avenue
Orlando, Florida 32801
(Address of Principal Executive Offices, Including Zip Code)

(407) 650-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On November 4, 2025, CNL Healthcare Properties, Inc., a Maryland corporation (“CNL Healthcare Properties” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Sonida Senior Living, Inc., a Delaware corporation (“Parent” or “Sonida Senior Living”), CHP Merger Corp., a Maryland corporation and a wholly-owned subsidiary of the Company (“CNL Merger Sub”), SSL Sparti LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of Parent (“HoldCo”), and Sparti Merger Sub, Inc., a Maryland corporation, and a wholly-owned subsidiary of HoldCo and an indirect wholly-owned subsidiary of Parent (“SNDA Merger Sub”). The Merger Agreement provides, among other things, and subject to the terms and conditions set forth therein and in accordance with applicable law, for the acquisition of the Company by Sonida Senior Living for a combination of Sonida Senior Living’s common stock and cash (the acquisition and the other transactions contemplated by the Merger Agreement, the “Transactions”). The Transactions will be accomplished through the following steps: (i) the Company will sell to SNDA Merger Sub equity interests in certain subsidiaries of the Company (the “Equity Purchase”) in exchange for shares of common stock, $0.01 par value per share, of Parent (“Parent Common Stock”), (ii) CNL Merger Sub will merge with and into the Company, with the Company continuing as the surviving entity (the “First Merger”), (iii) the Company will adopt a plan of liquidation, in a form reasonably satisfactory to Parent (the “Plan of Liquidation”), substantially concurrently with the effective time of the First Merger (the “First Merger Effective Time”), and (iv) on the next business day, the Company will merge with and into SNDA Merger Sub (the “Second Merger”), with SNDA Merger Sub surviving as a wholly-owned subsidiary of Parent after the Second Merger.

The Transactions were unanimously approved by the Company’s Board of Directors (the “Board”), acting upon the recommendation of a special transaction committee comprised of independent directors, and the Board resolved to recommend the approval of the Transactions by the Company stockholders.

Pursuant to the terms and conditions of the Merger Agreement, as a result of the Transactions, each share of common stock, $0.01 par value per share, of the Company (“Company Common Stock”), issued and outstanding immediately prior to the First Merger Effective Time (other than shares held by Parent, HoldCo, SNDA Merger Sub, or any subsidiary of Parent or wholly owned subsidiary of the Company) will be converted into the right to receive a number of shares of common stock, $0.01 par value per share, of Parent (“Parent Common Stock”) equal to the Exchange Ratio (such shares of Parent Common Stock, the “Per Share Stock Consideration”) and $2.32 in cash (the “Per Share Cash Consideration”). The “Exchange Ratio” will be determined based on the quotient obtained by dividing $4.58 by the volume-weighted average trading price of the Parent Common Stock on the New York Stock Exchange for the ten trading days ending on the second business day before the date on which the closing of the First Merger occurs (the “Closing VWAP”), subject to an asymmetrical collar mechanism, applied as follows: (x) if the Closing VWAP is less than $22.73, which is 85% of the volume-weighted average trading price of the Parent Common Stock on the New York Stock Exchange for the 30 trading days ending on the second business day before the date of signing the Merger Agreement (the “Signing VWAP”), the Exchange Ratio will be set at 0.2015, which is the quotient obtained by dividing $4.58 by $22.73, and (y) if the Closing VWAP is greater than $34.76, which is 130% of the Signing VWAP, the Exchange Ratio shall be set at 0.1318, which is the quotient obtained by dividing $4.58 by $34.76. The Per Share Stock Consideration and Per Share Cash Consideration are subject to adjustment as set forth in the Merger Agreement to the extent the Company makes any dividend or other distributions other than the Company’s regular quarterly dividend of $0.02560 per share of Company Common Stock or pro rata dividend for any partial quarters before the First Merger.

Pursuant to the terms and conditions of the Merger Agreement, at the effective time, the Company will take all actions necessary such that each restricted stock award in respect of shares of Company Common Stock granted under the Expense Support Agreement by and between the Company and CNL Healthcare Corp., dated April 1, 2023, which was terminated by the parties thereto on June 8, 2023 (the “Expense Support Agreement”), that is outstanding immediately prior to the First Merger Effective Time will not vest and shall be forfeited, in accordance with the terms of the Expense Support Agreement.

The Company has agreed to cease any solicitations, discussions, negotiations or communications with any person with respect to any alternative acquisition proposal and not to solicit, provide information to or engage in discussions with third parties in connection with any third-party alternative acquisition proposals. However, the Company may, prior to obtaining the approval of the Transactions by holders of a majority of the outstanding shares of the Company Common Stock entitled to vote on the Transactions (the “Company Stockholder Approval”), engage in discussions or negotiations and provide non-public information to a third party who has made an unsolicited written, bona fide “Company Acquisition Proposal” (as defined in the Merger Agreement) if the Board determines in good faith, after consultation with outside legal counsel and financial advisors, that such Company Acquisition Proposal constitutes, or is reasonably likely to lead to, a Company Superior Proposal (as defined in the Merger Agreement). Prior to obtaining the Company Stockholder Approval, the Board may, in certain circumstances, effect a change in its recommendation of the approval of the Transactions (an “Adverse Recommendation Change”), subject to complying with specified notice requirements to Parent and other conditions set forth in the Merger Agreement.

Each party’s obligation to consummate the Transactions is subject to certain customary closing conditions, including, among others: (1) receipt of the Company Stockholder Approval; (2) approval of the issuance of the shares of Parent Common Stock and an amendment to the certificate of incorporation of Parent by the holders of a majority of the Parent Common Stock and Series A Preferred Stock, $0.01 par value per share, of Parent entitled to vote (the “Parent Stockholder Approval”); (3) the receipt of consents and approvals of the requisite governmental authorities; (4) absence of injunctions, orders or laws that prohibit or restrain the consummation of the Transactions; (5) the authorization for listing of the shares of Parent Common Stock issuable pursuant to the Transactions on the New York Stock Exchange; (6) the effectiveness of a registration statement on Form S-4 registering the shares of Parent Common Stock issuable pursuant to the Transactions; (7) the accuracy of each party’s representations and warranties to the other party; (8) material compliance with covenants; and (9) the absence of events that would be reasonably expected to result in a Material Adverse Effect (as defined in the Merger Agreement) with respect to each party. The Company’s obligation to consummate the Transactions is also subject to certain additional conditions, including (1) the placement of director and officer insurance, (2) the appointment of two individuals selected by the Company to the board of directors of Parent, including Stephen H. Mauldin (the “Parent Board”), and (3) Parent securing equity financing on terms set forth in the Merger Agreement or otherwise approved by the Company. Parent’s, obligations to consummate the Transactions are separately subject to additional conditions, including (1) CNL Financial Group, LLC, having not terminated a Transition Services Agreement between CNL Financial Group, LLC and Parent (the “Transition Services Agreement”), (2) the delivery by the Company of the executed Plan of Liquidation, and (3) the confirmation the Company will receive an opinion related to the Company’s status as a REIT. The closing is anticipated to occur in the second quarter of 2026, although there can be no assurances as to when or if the closing will occur.

The Merger Agreement contains customary termination rights, including that either the Company or Parent may, subject to specified limitations, terminate the Merger Agreement if the Equity Purchase is not consummated on or before May 29, 2026. In addition, each of Parent and the Company may terminate the Merger Agreement under certain circumstances and subject to certain restrictions, including, if the stockholders of the Company or Parent, respectively, fail to approve the Transactions or, with respect to Parent, if the board of directors of the Company effects an Adverse Recommendation Change (as defined in the Merger Agreement), or with respect to the Company, if the Parent Board shall have withdrawn its recommendation that the stockholders of Parent vote in favor of the items constituting the Parent Stockholder Approval. The Merger Agreement also provides that, on termination of the Merger Agreement by the Company or Parent in certain customary circumstances, including termination by the Company to accept a Company Superior Proposal and a termination by Parent for the failure by the Company to consummate the Transactions in breach of the Merger Agreement, the Company would be required to pay Parent a termination fee of $30 million, or a termination by Company for the failure by Parent to consummate the Transactions in breach of the Merger Agreement, Parent would be required to pay the Company a termination fee of $30 million (subject to certain restrictions set forth in the Merger Agreement on timing of the payment of such fee in order for the Company to continue to maintain its status as a “real estate investment trust” within the meaning of Sections 856 through 860 of the Internal Revenue Code of 1986, as amended). The Company is also required to pay the termination fee if the Merger Agreement is terminated under customary circumstances and the Company within 12 months of such termination enters into an alternative transaction or consummates a transaction for more than 50% of the Company’s stock or assets. In addition, the Company will be required to reimburse Parent’s out-of-pocket expenses in connection with the Merger Agreement or the Transactions, in an amount not to exceed $10 million in the aggregate, if the Company Stockholder Approval is not obtained. The expense reimbursement amount would be credited against the Termination Fee in the event the Termination Fee becomes payable later by the Company as described above.

The parties have made customary representations and warranties and have agreed to certain customary covenants in the Merger Agreement, including, among others, covenants by each of Parent and the Company to conduct its business in the ordinary course and by the Company to maintain its status as a “real estate investment trust” within the meaning of Sections 856 through 860 of the Internal Revenue Code of 1986, as amended. Parent has agreed to cause two nominees selected by the Company, including Stephen H. Mauldin to be appointed to the Parent Board, and the Company has agreed to cause CNL Financial Group, LLC to enter into the Transition Services Agreement. The Company has agreed to and to cause its subsidiaries to use commercially reasonable efforts to cooperate with Parent, Holdco and SNDA Merger Sub in connection with the arrangement of debt financing in connection with the consummation of the Transactions.

Concurrently with execution of the Merger Agreement, entities affiliated with Conversant Capital LLC, holder of a majority of the shares of Parent Common Stock, have entered into an agreement with the Company (the “Voting Agreement”), pursuant to which such entities affiliated with Conversant Capital LLC have agreed to vote in favor of the Parent Stockholder Approval. Conversant and other current stockholders of Parent have also agreed to acquire $110 million of Parent Common Stock in the aggregate at the closing of the Transactions. The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting Agreement which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1, and is incorporated by reference herein. The Merger Agreement has been attached as an exhibit hereto to provide investors with information regarding its terms. It is not intended to provide any other factual or financial information about the Company, Parent, HoldCo, CNL Merger Sub or SNDA Merger Sub or any of their respective affiliates or businesses. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 4, 2025, the Board approved an amendment to the Company’s Third Amended and Restated Bylaws (the “Bylaws”, and such amendment, the “Bylaw Amendment”), which Bylaw Amendment became effective immediately.

The Bylaw Amendment provides that, among other things, unless the corporation consents in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Northern Division, shall be the sole and exclusive forum for (a) any Internal Corporate Claim, as such term is defined in the Maryland General Corporation Law (the “MGCL”), other than any action arising under federal securities laws, including, without limitation, (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of any duty owed by any director or officer or other employee of the Company to the Company or to the stockholders of the Company or (iii) any action asserting a claim against the Company or any director or officer or other employee of the Company arising pursuant to any provision of the MGCL, the Company’s Articles of Incorporation or the Bylaws, or (b) any other action asserting a claim against the Company or any Director or officer or other employee of the Company that is governed by the internal affairs doctrine. None of the foregoing actions, claims or proceedings may be brought in any court sitting outside the State of Maryland unless the Company consents in writing to such court.

The foregoing description of the Bylaw Amendment does not purport to be complete and is qualified in its entirety by reference to the Bylaw Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.	Other Events

On November 5, 2025, the Company sent a letter to its stockholders regarding the proposed transaction. A copy of the letter to stockholders is furnished as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated by reference solely for purposes of this Item 8.01 disclosure.

In addition, on November 5, 2025, the Company prepared a letter, which may be distributed to financial professionals from time to time, regarding the proposed transaction. A copy of the letter is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference solely for purposes of this Item 8.01 disclosure.

On November 5, 2025, the Company and Parent issued a joint press release announcing the execution of the Merger Agreement. A copy of such press release is attached as Exhibit 99.3 hereto and is incorporated by reference in this Item 8.01.

***

Additional Information and Where to Find It

This Current Report on Form 8-K does not constitute a solicitation of any vote or approval in connection with the Transactions. In connection with the proposed Transactions, Sonida Senior Living plans to file a registration statement on Form S-4 (“Registration Statement”) that will serve as a prospectus for the Parent Common Stock to be issued as consideration in the Transactions and Sonida Senior Living and CNL Healthcare Properties will file a joint proxy statement as a proxy statement of CNL Healthcare Properties for the solicitation of CNL Healthcare Properties stockholders in favor of the Company Stockholder Approval and of Sonida Senior Living for the solicitation of Sonida Senior Living stockholders in favor of the Parent Stockholder Approval (the “Joint Proxy Statement/Prospectus”) with the Securities and Exchange Commission (the “SEC”), which CNL Healthcare Properties will furnish to its stockholders in connection with the special meeting of the stockholders to vote on the Transactions. This communication is for informational purposes only, is neither an offer to purchase nor a solicitation of an offer to sell shares and is not a substitute for the Joint Proxy Statement/Prospectus or any other document that CNL Healthcare Properties may file with the SEC or send to its stockholders in connection with the Transactions. THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, SONIDA SENIOR LIVING, THE PROPOSED TRANSACTIONS, THE PLAN OF DISSOLUTION, AND RELATED MATTERS. BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE TRANSACTIONS, STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND ANY OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY WHEN THEY ARE AVAILABLE. The Registration Statement, the Joint Proxy Statement/Prospectus and other documents, when filed with the SEC, can be obtained free of charge through the website maintained by the SEC at www.sec.gov, at the Company’s website at www.cnlhealthcareproperties.com under the tab “Filings” and then “SEC Filings” and on Sonida Senior Living’s investor relations website at investors.sonidaseniorliving.com under the tab “Financials” and “SEC Filings.”

Participants in the Solicitation

CNL Healthcare Properties and its directors and executive officers and Sonida Senior Living and its directors and executive officers and other members of their respective management and employees may be deemed participants in the solicitation of proxies from the CNL Healthcare Properties’ stockholders in connection with the proposed Transactions and the issuance of shares of Parent Common Stock. Information regarding the special interests of these directors, executive officers, management and employees in the proposed transactions will be included in the Joint Proxy Statement/Prospectus referred to above and other relevant materials to be filed with the SEC, when they become available, including in connection with the solicitation of proxies to approve the proposed Transactions and the issuance of shares of Parent Common Stock. Additional information regarding the CNL Healthcare Properties’ directors and executive officers is also included in the CNL Healthcare Properties’ Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2024, which was filed with the SEC on March 12, 2025, and subsequent statements of changes in beneficial ownership on file with the SEC. Additional information regarding Sonida Senior Living’s directors and executive officers is also included in Sonida Senior Living’s proxy statement for its 2025 Annual Meeting of Shareholders, which was filed with the SEC on April 29, 2025, and in Form 3 and Form 4 statements of beneficial ownership and statements of changes in beneficial ownership of Sonida Senior Living’s officers and executive officers filed with the SEC and in other documents filed by Sonida Senior Living with the SEC. The filed documents are available free of charge on the SEC’s website at sec.gov and from CNL Healthcare Properties and Sonida Senior Living by contacting them as described above. Other information about the participants in the proxy solicitation will be contained in the Joint Proxy Statement/Prospectus.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of the federal securities laws. Forward-looking statements are based on current expectations and may be identified by words such as “believes,” “anticipates,” “expects,” “may,” “could” and terms of similar substance, and speak only as of the date made. Actual results could differ materially due to risks and uncertainties that are beyond the company’s ability to control or accurately predict, including the amount and timing of anticipated future distributions, estimated per share net asset value of the company’s stock and/or other matters. The company’s forward-looking statements are not guarantees of future performance. Stockholders and financial professionals should not place undue reliance on forward-looking statements. While CNL Healthcare Properties’ management believes the assumptions underlying the forward-looking statements and information are reasonable, such information is necessarily subject to uncertainties and may involve certain risks, many of which are difficult to predict and are beyond management’s control. These risks include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (2) the nature, cost and outcome of any litigation and other legal proceedings, including any such proceedings related to the Transactions that may be instituted against the parties and others following announcement of the Merger Agreement; (3) the inability to consummate the Transactions within the anticipated time period, or at all, due to any reason, including the failure to obtain the requisite stockholder approval, failure to obtain any required regulatory approvals or the failure to satisfy other conditions to completion of the Transactions; (4) risks that the proposed Transactions disrupt current plans and operations of CNL Healthcare Properties or diverts management’s attention from its ongoing business; (5) the ability to recognize the anticipated benefits of the Transactions; (6) the amount of the costs, fees, expenses and charges related to the Transactions; (7) the risk that the Merger Agreement may be terminated in circumstances requiring CNL Healthcare Properties to pay a termination fee; (8) the effect of the announcement of the Transactions on the ability of CNL Healthcare Properties to retain and hire key personnel and maintain relationships with its tenants and others with whom it does business; (9) the effect of the announcement of the Transactions on CNL Healthcare Properties’ operating results and business generally; (10) the other risks and important factors contained and identified in CNL Healthcare Properties’ filings with the SEC, such as CNL Healthcare Properties’ Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as well as CNL Healthcare Properties’ subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed from time to time; and (11) the risks, uncertainties and factors set forth under “Item. 1A. Risk Factors” in Sonida’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 17, 2025, and as such factors may be updated from time to time in Sonida’s other filings with the SEC, any of which could cause actual results to differ materially from the forward-looking statements in this communication.

***

Item 9.01	Financial Statements and Exhibits

Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of November 4, 2025, by and among the Company, Sonida Senior Living, Inc., Sparti Merger Sub, Inc., SSL Sparti LLC, and CHP Merger Corp.*

3.1	Second Amendment to Third Amended and Restated Bylaws of CNL Healthcare Properties, Inc.

10.1	Voting Agreement, dated as of November 4, 2025, by and among the Company and certain entities affiliated with Conversant Capital LLC

99.1	CNL Healthcare Properties, Inc. Letter to Stockholders dated November 5, 2025

99.2	Letter to Financial Professionals dated November 5, 2025

99.3	Joint press release announcing the Merger Agreement, issued by the Company and Sonida Senior Living, Inc. on November 5, 2025

104	Cover Page Interactive Data File (formatted as inline XBRL)

*

Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to supplementally furnish copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNL Healthcare Properties, Inc.

Date: November 5, 2025	By:	/s/ Stephen H. Mauldin
Stephen H. Mauldin
CEO and President